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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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                  GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of Incorporation or organization)
            1100 Landmark Towers, 345 St. Peter Street, St. Paul, MN
                    (Address of principal executive offices)

                                   41-1823871
                      (IRS Employer Identification number)
                                   55102-1639
                                   (Zip Code)

                      SECURITIES TO BE REGISTERED PURSUANT
                          TO SECTION 12(b) OF THE ACT:

                                      NONE

                      SECURITIES TO BE REGISTERED PURSUANT
                          TO SECTION 12(g) OF THE ACT:

             Floorplan Receivable Trust Certificates, Series 1999-1
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants' Securities to be Registered.

     Reference is made to the Registrant's Prospectus filed with Amendment No. 2 to its Registration Statement on Form S-1 on October 1, 1999, under the section entitled "Description of the Offered Certificates" beginning on page 41, which is incorporated herein by reference.

Item 2. Exhibits.

          2.1 Pooling and Servicing Agreement dated as of December 1, 1995, incorporated by reference to the corresponding exhibit in the Registrant's Form 8-A, filed with the Commission on January 24, 1997

          2.2 Amendment No. 1 to the Pooling and Servicing Agreement dated as of March 11, 1998, incorporated by reference to exhibit 4.4 in the Registrant's Post-Effective Amendment to its Registration Statement on Form S-1, Registration Number 333-47533, filed with the Commission on April 15, 1998

          2.3 Receivables Purchase Agreement dated as of December 1, 1995, incorporated by reference to the corresponding exhibit in the Registrant's Form 8-A, filed with the Commission on January 24, 1997

          2.4 Series 1999-1 Supplement dated as of September 1, 1999, incorporated by reference to exhibit 4.2 in the Registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form S-1, Registration Numbers 333-82443 & 333-82443-01, filed with the Commission on October 6, 1999
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Green Tree Floorplan Receivables Master Trust By Green Tree Floorplan Funding Corp.,
                                     as Transferor

                                   By:            /s/ Brian F. Corey
                                      ------------------------------------------
                                      Name:  Brian F. Corey
                                      Title: Senior Vice President and Secretary

Dated: October 13, 1999